UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

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    14a-6(e)(2))
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                         THE ROBERT MONDAVI CORPORATION
                         ------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                           CONSTELLATION BRANDS, INC.
                           --------------------------
      (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN REGISTRANT)

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[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:

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         (2) Aggregate number of securities to which transaction applies:

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         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the
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         (4) Proposed maximum aggregate value of transaction:

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         (5) Total fee paid:
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

On October 19, 2004, Richard Sands, Chairman and Chief Executive Officer of Constellation Brands, Inc. ("Constellation"), sent the following letter to Constellation employees:




                                                            Constellation Brands
                                                             370 Woodcliff Drive
                                                        Fairport, New York 14450
                                                              Phone 585-218-3600
                                                                Fax 585-218-3601


October 19, 2004


Dear Colleagues:

Today Constellation Brands announced a significant business opportunity. We have submitted an offer to acquire the outstanding shares of The Robert Mondavi Corporation. Details of the proposal are in the attached media release.

Mondavi is one of the top brand names in the wine business. They are a leader in the California wine industry and largely responsible for creating Napa Valley as a world-renowned wine producing region. Mondavi has a long, rich history and we are committed to honoring and protecting the heritage and brand.

The proposed transaction with Mondavi is the latest step in our business strategy of enhancing our profitable growth by increasing both our breadth and our scale. This transaction will complement Constellation's portfolio with an additional platform for luxury wine, stronger routes-to-market and additional critical mass. It also enhances our position as the world's largest wine company by increasing our presence in the premium through luxury categories.

Under our leadership, we have confidence that the Mondavi name will continue to be associated with the highest in quality and the Mondavi brand will remain an industry leader.

Throughout this process, it will be important as a company that we speak with one voice. Please refer all external and internal inquiries on this transaction to our corporate communications department so that Philippa Dworkin and her team can respond with appropriate information.

This is a unique opportunity for Constellation and our partners. We believe the proposed transaction with Mondavi will make Constellation even more successful, enhance its worldwide recognition and bolster our effort to build significant value for our shareholders.

Regards,

/s/ Richard Sands

Richard Sands
Chairman & Chief Executive Officer

FORWARD LOOKING STATEMENT

         This letter may contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond Constellation's control, that could cause actual results to differ materially from those set forth in, or implied by, such forward-looking statements. All statements other than statements of historical facts included in this letter are forward-looking statements. All forward-looking statements speak only as of the date of this letter. Constellation undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. There can be no guarantee that any transaction between Constellation and Mondavi will occur. In addition to the risks and uncertainties of ordinary business operations, the forward-looking statements of Constellation contained in this letter are also subject to the following risks and uncertainties: Constellation achieving certain sales projections and meeting certain cost targets; wholesalers and retailers may give higher priority to products of Constellation's competitors; raw material supply, production or shipment difficulties could adversely affect Constellation's ability to supply its customers; increased competitive activities in the form of pricing, advertising and promotions could adversely impact consumer demand for Constellation's products and/or result in higher than expected selling, general and administrative expenses; a general decline in alcohol consumption; increases in excise and other taxes on beverage alcohol products; and changes in foreign currency exchange rates. For additional information about risks and uncertainties that could adversely affect Constellation's forward-looking statements, please refer to Constellation's Annual Report on Form 10-K for the fiscal year ended February 29, 2004 and Constellation's Quarterly Report on Form 10-Q for the fiscal quarter ended August 31, 2004.

ADDITIONAL INFORMATION

Depending on future developments, Constellation may file with the SEC a proxy statement for solicitation of proxies from the shareholders of Mondavi in connection with Mondavi's annual meeting which is scheduled to take place on November 30, 2004. We urge investors and security holders to read any such proxy statement if and when it becomes available. Any such proxy statement would contain important information. Investors and security holders would be able to obtain a free copy of such proxy statement, if and when it becomes available, at the SEC's internet site (http://www.sec.gov (http://www.sec.gov)) or directly from Constellation by making a request to: Constellation Brands, Inc., 370 Woodcliff Drive, Suite 300, Fairport, New York, 14450, Attention: Corporate Secretary. Constellation and certain other persons referred to below may be deemed to be participants in the solicitation of proxies. The participants in any such solicitation may include certain directors and executive officers of Constellation. A detailed list of the names of Constellation's directors and officers is contained in Constellation's proxy statement for its 2004 Annual Meeting, filed with the SEC on June 17, 2004, which may be obtained without charge at the SEC's internet site (http://www.sec.gov (http://www.sec.gov)) or by directing a request to Constellation at the address provided above. As of the date of this communication, Constellation owns 100 shares of Mondavi Class A Common Stock. To Constellation's knowledge, none of the officers or directors of Constellation who would be expected to participate in any such solicitation of proxies owns any shares of Mondavi Class A Common Stock or Mondavi Class B Common Stock. Except as disclosed above and in Constellation's proxy statement for its 2004 Annual Meeting, to the knowledge of Constellation, none of the directors or executive officers of Constellation who would be expected to participate in any such solicitation of proxies has any material interest, direct or indirect, by security holdings or otherwise, in Mondavi or Constellation.